Exhibit 11

                                  CALCULATION OF PRIMARY EARNINGS PER SHARE
                                                                          Year Ended April 30,
                                                       -------------------------------------------------------
                                                           1995                  1994                 1993
                                                       ------------          ------------         ------------
Net earnings                                           $107,259,000          $200,528,000         $180,705,000
                                                       ============          ============         ============

Weighted average number of shares outstanding -
   primary:  Weighted average number of common
   shares outstanding                                   105,029,000           105,882,000          106,579,000



   Dilutive effect of stock options after
   application of treasury stock method                     708,000               887,000            1,065,000

   Dilutive effect of Convertible Preferred
   Stock                                                    134,000                 -                    -
                                                        -----------           -----------          -----------

Weighted average number of shares outstanding           105,871,000           106,769,000          107,644,000
                                                        ===========           ===========          ===========



Earnings per share:
   Primary                                                    $1.01                 $1.88                $1.68
                                                              =====                 =====                =====

Exhibit 11

                                  CALCULATION OF FULLY DILUTED EARNINGS PER SHARE
                                                                         Year Ended April 30,
                                                       -------------------------------------------------------
                                                           1995                  1994                 1993
                                                       ------------          ------------         ------------
Net earnings                                           $107,259,000          $200,528,000         $180,705,000
                                                       ============          ============         ============

Weighted average number of shares outstanding -
   fully diluted:  Shares used in calculating
   primary earnings per share                           105,871,000           106,769,000          107,644,000


   Additional effect of stock options after
   application of treasury stock method                     155,000               203,000                -
                                                        -----------           -----------          -----------

Weighted average number of shares outstanding           106,026,000           106,972,000          107,644,000
                                                        ===========           ===========          ===========


Earnings per share:
   Fully diluted                                              $1.01                 $1.87                $1.68
                                                              =====                 =====                =====
